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Exhibit 10.34

EMPLOYMENT AGREEMENT

        This Employment Agreement is made as of June 12, 2001, by and between Joseph Kost (the "Employee") and Sontra Medical, Inc. (the "Company").

        WHEREAS, the Company desires to employ the Employee, and the Employee desires to be employed by the Company on the terms specified herein; and

        WHEREAS, the Employee's senior managerial position requires that he be trusted with extensive confidential information and trade secrets of the Company and that he develop a thorough and comprehensive knowledge of all details of the Company's business, including, but not limited to, information relating to research, development, inventions, purchasing, accounting, marketing, distribution and licensing of the Company's products and services;

        NOW, THEREFORE, in consideration of the foregoing and the agreements herein contained, and intending to be legally bound, the parties hereby agree as follows:

        1.    Position and Responsibilities.    The Employee agrees to serve as Chief Scientific Officer of the Company. The Employee shall at all times report to, and his activities shall at all times be subject to the direction and control of the President and Chief Executive Officer ("CEO") and/or the Board of Directors of the Company, and the Employee shall exercise such powers and comply with and perform, faithfully and to the best of his ability, such directions and duties in relation to the business and affairs of the Company as may from time to time be vested in or requested of him. The Employee shall have such duties as may be assigned to the Employee from time to time by the President and CEO and/or Board of Directors. The Company understands that the Employee currently maintains and will continue to maintain an appointment as a professor on the faculty of Ben-Gurion University of Israel.

        2.    Term.    The parties agree that the Employee's employment with the Company shall be on an "at-will" basis, which means that either the Employee or the Company may terminate the employment relationship and this Agreement at any time, for any or no reason, with or without Cause (as defined below), with or without prior notice to the other party, but subject to Section 4 hereof.

        3.    Compensation and Benefits.    As compensation for the satisfactory performance by the Employee of his duties and obligations hereunder to the Company and subject to the provisions of Section 4, the Employee shall receive:

            3.1.    Base Salary.    The Employee's initial salary shall be paid at a rate of Sixteen Thousand, Six Hundred and Sixty-Six Dollars and Sixty-Seven Cents ($16,666.67) per month (the "Base Salary"). The Base Salary shall be payable in accordance with the customary payroll practices of the Company as may be established or modified from time to time. The Board of Directors in its sole discretion may adjust the Employee's salary at any time. All payments shall be subject to all applicable federal, state and/or local payroll and withholding taxes.

            3.2.    Benefits.    During Employee's employment, and subject to any contribution generally required of employees of the Company, the Employee shall be eligible to participate in all employee health and benefits plans, as may be from time to time adopted by the Company and in effect for employees of the Company in similar positions. Employee's participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Company policies, and (iii) the discretion of the Board or any administrative or other committee provided for in, or contemplated by, such plan. In addition, the Employee shall be entitled to receive three weeks vacation, which shall be accrued and utilized in accordance with the Company's vacation policy/practice as established and/or modified from time to time.

        The Company's plans and policies shall govern all other benefits. The Company and/or the Board of Directors may alter, modify, add to, or delete its employee benefits plans and policies at any time as the Company and/or the Board of Directors, in its or their sole judgment, determines to be appropriate.

            3.3.    Business Expenses.    The Company shall pay or reimburse the Employee for all reasonable business expenses incurred or paid by the Employee in the performance of his duties and responsibilities hereunder, subject to (i) any reasonable expense policy of the Company, as set by the Company and/or the Board of Directors from time to time and generally applicable to employees of the Company in similar positions, and (ii) such reasonable substantiation and documentation requirements as may be specified by the Company and/or Board of Directors from time to time.

        4.    Termination of Employment.    The Employee's employment and this Agreement shall terminate under the following circumstances:

            4.1.    Death or Disability.    In the event of the Employee's death or Disability (as defined herein) during the Employee's employment hereunder, the Employee's employment and this Agreement shall immediately and automatically terminate, and the Company shall pay to the Employee (or in the case of death, the Employee's designated beneficiary or, if no beneficiary has been designated by the Employee, his estate), any Base Salary earned but unpaid through the date of death or Disability. For the purposes of this Agreement, "Disability" shall mean any physical incapacity or mental incompetence (i) as a result of which the Employee is unable to perform the essential functions of his job for an aggregate of 90 days, whether or not consecutive, during any calendar year, and (ii) which cannot be reasonably accommodated by the Company without undue hardship.

            4.2.    By the Company for Cause.

            (a)  The Company may terminate the Employee's employment and this Agreement for Cause at any time. Upon termination for Cause, the Company shall have no further obligation or liability to the Employee relating to the Employee's employment or this Agreement, other than any Base Salary earned but unpaid and accrued but unused vacation through the date of termination.

            (b)  The following events or conditions shall constitute "Cause" for termination of Employee's employment and this Agreement: (i) disregard of or failure to follow any written rules or policies of the Company; (ii) failure or refusal of the Employee to perform his duties hereunder; (iii) dishonesty, embezzlement, misappropriation of assets or property (tangible or intangible) of the Company, gross negligence, misconduct, neglect of duties, theft, fraud, or breach of fiduciary duty to the Company; (iv) violation of federal or state securities laws; (v) breach of an employment, consulting or other agreement (including, without limitation, the Employee Non-competition, Nondisclosure and Developments Agreement between the Employee and the Company); (vi) the unauthorized disclosure of any trade secret or confidential information of the Company, including confidential information of third parties which the Company treats as confidential; (vii) the commission of an act which constitutes unfair competition with the Company or which induces any customer or supplier to breach a contract with the Company; or (viii) the commission of a felony.

            (c)  If the Board of Directors, in its sole discretion, determines that the reason(s) constituting Cause for termination is subject to cure, then the Employee shall be given written notice of the pending termination, notice of the action required by the Employee to cure the circumstances constituting Cause, and thirty days in which to attempt to cure. If in the Board of Directors' determination, the reason(s) constituting Cause has been cured, then Employee's employment shall not be terminated. If, however, the Board of Directors determines, in its sole discretion, that the reason(s) has not been cured in the thirty day period, Employee's employment shall be subject to immediate termination for Cause.

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            4.3    By the Company other than for Cause.

            (a)  The Company may terminate the Employee's employment and this Agreement other than for Cause at any time. In the event of such termination, it is agreed by and between the Company and the Employee that they will enter into an independent consulting agreement—the terms of which will be subject to negotiation at such time as the Employee's employment is terminated under this provision. At a minimum, the parties agree that the independent consulting agreement will provide for payment of $10,000.00 per month for consulting services for a term of twelve months. Upon execution of an independent consulting agreement with Employee, the Company shall have no further obligation or liability to the Employee relating to his employment or this Agreement, other than any Base Salary earned but unpaid and accrued but unused vacation through the date of termination.

            (b)  Should the Company elect not to enter into such an independent consulting agreement with the Employee, the Employee will be entitled to salary continuation at the Base Salary rate for a period of six months from the termination date, to be paid in accordance with the Company's payroll practice then in effect. If the Employee elects to continue medical insurance coverage after the termination date in accordance with the provisions of the Consolidated Omnibus Reconciliation Act of 1985 ("COBRA"), then the Company shall pay his monthly COBRA premium payments for the period of salary continuation payments or until he accepts other employment, whichever occurs first. The Company shall have no other obligations to the Employee upon termination of employment other than for Cause. The Company's obligation to provide any of the amounts and benefits hereunder shall be subject to, and conditioned upon, the Employee's execution of a full release of claims satisfactory to the Company, releasing the Company and its employees and agents from any claims arising from or related to the Employee's employment or severance from employment with the Company, including any claims arising from this Agreement.

            (c)  Should the Company and Employee, despite good-faith negotiations, fail to reach agreement on a consulting agreement within thirty days of Employee's termination from employment, unless the thirty day period is otherwise extended in writing by the Company, the Company, provided it has offered a consulting agreement specifying payment of $10,000.00 per month for consulting services for a term of twelve months, shall have no further obligation or liability to the Employee relating to his employment or this agreement, other than any Base Salary earned but unpaid and accrued but unused vacation through the date of termination.

            4.4    By the Employee.    If the Employee chooses to terminate his employment with the Company for any reason other than to transition from employment with the Company to an independent consultant relationship with the Company, the Company shall have no further obligation or liability to the Employee relating to the Employee's employment or this Agreement, other than for Base Salary earned but unpaid and accrued but unused vacation through the date of termination. In the event the Employee terminates his employment to transition to an independent consulting relationship with the Company, the provisions of Section 4.3 shall apply with respect to the Company's obligation to negotiate and enter into an independent consulting agreement with Employee.

        5.    Effect of Termination.    The provisions of this Section 5 shall apply in the event of termination of this Agreement and/or the Employee's employment pursuant to Section 4.

            5.1.    Payment in Full.    Payment by the Company to the Employee of any Base Salary and other compensation amounts as specified in Section 4.2 (upon termination for Cause) and Sections 4.3 and 4.4, as well as fulfillment of the Company's obligation to negotiate in good-faith with Employee for an independent consulting agreement pursuant to Section 4.3, shall constitute the entire obligation of the Company to the Employee, except that nothing in

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    this Section 5.1 is intended or shall be construed to affect the rights and obligations of the Company, on the one hand, and the Employee, on the other, with respect to any loans, stock warrants, stock pledge arrangements, option plans or other agreements to the extent said rights or obligations survive the Employee's termination of employment under the provisions of documents relating thereto.

            5.2.    Termination of Benefits.    Except for any right of continuation of benefits coverage to the extent provided by this Agreement and/or COBRA, or other applicable law, benefits shall terminate pursuant to the terms of the applicable benefit plans as of the termination date of the Employee's employment.

            5.3    Cessation of Severance and Benefits.    If the Employee breaches his obligations under this Agreement and/or the Non-competition, Nondisclosure and Developments Agreement, the Company may immediately cease payment of all severance and benefits described in this Agreement. The cessation of these payments shall be in addition to, and not as an alternative to, any other remedies at law or in equity available to the Company, including the right to seek specific performance or an injunction.

        6.    Non-competition, Nondisclosure and Developments Obligations.    As a condition of the Company entering into this Agreement, the Employee agrees to execute, prior to the execution of this Agreement by the Company, the Company's Employee Non-competition, Nondisclosure and Developments Agreement (the "Nondisclosure Agreement") attached hereto as Exhibit A. The obligations of the Employee under the Nondisclosure Agreement expressly survive any termination of the Employee's employment, regardless of the manner of such termination, or termination of this Agreement.

        7.    Withholding; Taxes.    All payments made by the Company under this Agreement shall be subject to and reduced by any federal, state and/or local taxes or other amounts required to be withheld by the Company under any applicable law.

        8.    Miscellaneous.

            8.1.    Assignment.    Employee shall not assign this Agreement or any interest herein. The Company may assign this Agreement, and it is specifically understood and agreed that no such assignment by the Company shall be deemed to be a "termination" of the Employee's employment with the Company within the meaning of Section 4 hereof. This Agreement shall inure to the benefit of the Company and shall be binding upon the Company and the Employee, and their respective successors, executors, administrators, heirs and permitted assigns.

            8.2.    Severability.    If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the application of such provision in such circumstances shall be modified to permit its enforcement to the maximum extent permitted by law, and both the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable and the remainder of this Agreement shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

            8.3.    Waiver; Amendment.    No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of the Company to require the performance of any term or obligation of this Agreement, or the waiver by the Company of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach. This Agreement may be amended or modified only by a written instrument signed by the Employee and/or an authorized member of the Board of Directors.

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            8.4.    Notices.    All notices, requests and other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or three (3) business days after being deposited in the mail of the United States, postage prepaid, registered or certified, and addressed (a) in the case of the Employee, to the address set forth underneath his signature to this Agreement or (b) in the case of the Company, to the attention of the Chairman of the Board, at 58 Charles Street, Cambridge, Massachusetts, 02141, and/or to such other address as either party may specify by notice to the other.

            8.5.    Entire Agreement.    This Agreement and the Non-competition, Nondisclosure and Developments Agreement constitute the entire agreement between the Company and the Employee with respect to the terms and conditions of the Employee's employment with the Company and supersede all prior communications, agreements and understandings, written or oral, between the Employee and the Company with respect to the terms and conditions of the Employee's employment with the Company.

            8.6.    Counterparts.    This Agreement may be executed in counterparts, each of which shall be original and all of which together shall constitute one and the same instrument.

            8.7.    Governing Law.    This Agreement, the employment relationship contemplated herein and any claim arising from such relationship, whether or not arising under this Agreement, shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule thereof.

            8.8.    Consent to Jurisdiction.    Each of the Company and the Employee, by its or his execution hereof, hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts of the Commonwealth of Massachusetts for the purpose of any claim or action arising out of or based upon this Agreement, the Employee's employment with the Company and/or termination thereof, or relating to the subject matter hereof, and agrees not to commence any such claim or action other than in the above-named courts.

        IN WITNESS WHEREOF, this Agreement has been executed by the Company, by its duly authorized representative, and by the Employee, as of the date first above written.

                      SONTRA MEDICAL, INC.
                      By: /s/ James R. McNab, Jr.

                      Name: James R. McNab, Jr.

                      Title: Chairman and Chief Executive Officer

                      THE EMPLOYEE
                      /s/ Joseph Kost

                      Signature
                      Joseph Kost
                      Name—please print
                      ADDRESS:

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EXHIBIT A

NON-COMPETITION, NONDISCLOSURE
AND DEVELOPMENTS AGREMENT

        Sontra Medical, Inc.
RECITALS

        A    Sontra Medical, Inc. (the "Company") is involved in an extremely competitive industry in which confidentiality and customer goodwill are valuable assets.

        B.    The Company's Confidential Information (defined herein) and customer goodwill are vital to the success of the Company's business and have been or will be developed or attained by great efforts and expense to the Company.

        C.    I acknowledge that as of the date of this Agreement and continuing thereafter, I will be provided by the Company with Confidential Information, including trade secrets, concerning the Company and its customers, and I recognize the importance of protecting the Company's rights in and to such Confidential Information and goodwill that the Company has developed and will develop with its customers.

        D.    The Company's competitive position in the line of business in which it is engaged depends in part upon its ability to safeguard Confidential Information and preserve customer goodwill.

        E.    The Confidential Information being provided to me (pursuant to this Agreement) is necessary for the performance of my duties and could damage the Company or third parties if such Confidential Information were made known to any entity or person engaged in business activities that are in competition with the Company. I acknowledge that without the Company's provision of such Confidential Information I would not be able to accomplish my job duties.

        F.    The Company will not provide, or will not agree to continue to provide, me with this Confidential Information unless I provide the necessary assurances and commitments to protect this information and the Company's line of business as more fully set forth herein.

        G.    The Company understands that I currently maintain and will continue to maintain an appointment as a professor on the faculty of Ben-Gurion University in Israel.

        H.    This Agreement was made available to me prior to the date hereof so as to provide me with an adequate amount of time in which to read the entire Agreement and review its provisions with my counsel and advisors.

        I.    I understand the meaning and effect of the terms of this Agreement, and due to the extremely competitive nature of the business in which the Company is engaged, I agree that the restrictions contained herein are reasonable and necessary.

        NOW, THEREFORE, in consideration of the covenants herein, my employment or continued employment with the Company, and for other good and valuable consideration, I hereby covenant and agree with the Company as follows:

ARTICLE I
Definitions

        1.1    Company:    The term "Company" shall mean Sontra Medical, Inc. and any parent, subsidiary, affiliate, successor or assigns of Sontra Medical, Inc. for which I work or from which I, as an employee, obtained or could have obtained Confidential Information and/or benefited from the customer goodwill developed by Sontra.

        1.2    Confidential Information:    The term "Confidential Information" shall mean any trade secret, proprietary or confidential information concerning the organization, personnel, business or finances of the Company, or of any third party which the Company is under an obligation to keep confidential, and that is maintained by the Company as confidential. Such Confidential Information shall include, but is not limited to, trade secrets, proprietary or confidential information respecting existing and future products and services, designs, methods, formulas, drafts of publications, research, know-how, techniques, systems, databases, processes, software programs or code, developments or experimental work, works of authorship, customer lists and/or customer information, business plans, marketing plans, financial information, sales techniques, projects, the Company's salary and/or pay rates, other Company personnel information, and all other plans and proposals.

        1.3    Developments:    The term "Developments" shall mean any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, trade secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright, trademark or similar statutes, including, but not limited to, the Semiconductor Chip Protection Act, or subject to analogous protection).

ARTICLE II
Disclosure of Developments

        2.1    I agree that I will forthwith communicate in writing to the Board of Directors of the Company, or such officer or individual as the Board of Directors of the Company may from time to time designate, a full and complete disclosure of any and all Developments, research and other information, discoveries and improvements made, developed, conceived and/or reduced to practice by me, alone, or jointly with others (i) while in the employ of the Company and (ii) during a one (1) year period following the termination of my employment or other association with the Company if such Developments, research, discoveries or improvements relate to the business of the Company.

        2.2    The business of the Company includes any technical or business interest that has been worked on by the Company in the past, or in which there is work in progress at the Company during the period of my employment with the Company. The business interests of the Company include Company operations or activities in the planning stages. I understand that this disclosure of Developments and the following assignment of Developments does not cover any of my patents or patents applications that are filed or based exclusively on inventions made by me before my employment with the Company.

ARTICLE III
Assignment of Developments

        3.1    If at any time or times during my employment or other association with the Company, I shall (either alone or with others) make, conceive, create, discover, invent or reduce to practice any Development that (i) relates to the business of the Company or any customer of or supplier to the Company or any of the products or services being developed, manufactured or sold by the Company or which may be used in relation therewith; or (ii) results from tasks assigned to me by the Company; or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company, then all such Developments and the benefits thereof are and shall immediately become the sole and absolute property of the Company and its assigns, as works made for hire or otherwise. I shall promptly disclose to the Company (or any persons designated by it) each such Development. I hereby assign all rights (including, but not limited to, rights to inventions, patentable subject matter, copyrights and trademarks) I may have or may acquire in the Developments and all benefits and/or rights resulting therefrom to the Company and its assigns without further compensation and shall communicate, without cost or delay, and without disclosing to others the same, all available information relating thereto (with all necessary plans and models) to the Company.

        3.2    I will assist, upon request, in locating writings and other physical evidence of the making of my Developments and provide unrecorded information relating to them, and give testimony in any proceeding in which any of my Developments or any application or patent directed thereto may be involved, provided that if I am no longer employed by the Company, reasonable compensation shall be paid for such services. Notwithstanding the foregoing, no obligation is imposed on the Company to remunerate at a higher rate for the giving of testimony than the rate established by law for the compensation of witnesses in the court or tribunal where the testimony is taken. To the extent feasible, the Company will use its best efforts to request such assistance at times and places as will least interfere with any other employment of mine.

        3.3    I will promptly disclose to the Company all material which I produce, compose or write, individually or in collaboration with others, which arises out of work delegated to me by the Company. I agree that all such material constitutes a work for hire, and at the expense of the Company, I will assign to the Company all my interest in such copyrightable material and will sign all papers and do all other acts necessary to assist the Company to obtain copyrights on such material in any and all countries.

        3.4    Any Development relating to the Company's business made by me within one (1) year following the termination of my employment (and which is required to be disclosed in accordance with Section 2.1 above) shall be presumed to be owned by the Company.

        3.5    I represent that the Developments identified in the Appendix attached hereto, if any, comprise all the Developments that I have made or conceived prior to my employment by the Company, which Developments are excluded from this Agreement. I understand that it is only necessary to list the title of such Developments and the purpose thereof, but not details of the Development itself. IF THERE ARE ANY SUCH DEVELOPMENTS TO BE EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE; OTHERWISE IT WILL BE DEEMED THAT THERE ARE NO SUCH EXCLUSIONS.

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        3.6    As previously noted, the Company understands and agrees that I currently maintain and will continue to maintain an appointment as a professor on the faculty of Ben-Gurion University in Israel. The Company further understands and agrees that the provisions of Sections 3.1 through 3.4, above, are inapplicable to the extent any Development is made, conceived, created, discovered, invented or reduced to practice by me through my use of resources, tools, and/or facilities of Ben-Gurion University and while performing duties specifically for Ben-Gurion University as a professor of the University.

ARTICLE IV
Nondisclosure

        4.1    I agree that I will not, at any time, whether during or after the termination of my employment, without first obtaining the written approval of the Board of Directors of the Company, or of such officer or individual as the Board of Directors of the Company may from time to time designate, divulge or disclose to any person or entity outside of the Company, whether by private communications or by public address or publication, or otherwise, any Confidential Information, except to the extent that such disclosure is necessary to perform my duties and fulfill my responsibilities as an employee of the Company. All originals and copies of any Confidential Information or other written materials relating to the business of the Company, however and whenever produced, shall be the sole property of the Company, not to be removed from the premises or custody of the Company without in each instance first obtaining written consent or authorization of the Board of Directors or of such officer or individual as the Board of Directors of the Company may from time to time designate, and shall be surrendered to the Company upon termination of my employment.

        4.2    I shall keep confidential all matters entrusted to me and shall not use or attempt to use any Confidential Information, including confidential information related to third parties which the Company is obligated to maintain as confidential, except as may be required in the ordinary course of performing my duties as an employee of the Company, nor shall I use any Confidential Information in any manner which may injure or cause loss or may be calculated to injure or cause loss to the Company, whether directly or indirectly.

ARTICLE V
Non-Competition

        5.1    I agree that while in the employ of the Company and for six months thereafter (the "Restriction Term"), regardless of the reasons for my termination, I shall not, directly or indirectly, alone or as a consultant, partner, officer, director, employee, joint venturer, lender or stockholder of any entity (a) accept employment or establish any other relationship with any business within the world that is in competition with the products or services created, developed or under development, manufactured or planning to be manufactured, marketed or planning to be marketed, distributed or planning to be distributed, sold or planning to be sold, by the Company at the time of my termination (collectively, the "Products And Services"), or (b) engage in any business or activity within the world that is in competition with the Products And Services, provided, however, that the record or beneficial ownership of five (5) percent or less of the outstanding publicly traded capital stock of any entity shall not be deemed, in and of itself, to be in violation of this Section.

        5.2    I acknowledge and agree that any violation by me of the terms of this Article by either (a) accepting employment or establishing any other relationship with a business that is in competition with the Company's Products And Services, or (b) engaging in any business or activity within the United States that is in competition with the Products And Services (other than as an owner of five (5) percent or less of the outstanding publicly traded capital stock of such a business) will result in the inevitable disclosure (either intentionally or otherwise) of the Company's valuable and sensitive Confidential Information.

ARTICLE VI
Non-Solicitation Of Customers

        6.1    I agree that during the Restriction Term, regardless of the reasons for my termination from employment, I will not directly or indirectly, alone or as a consultant, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, solicit or do business in any capacity that competes with any of the Company's Products And Services with any customer of the Company or any potential customer of the Company (a) with whom I have had contact during the course of my employment with the Company, or (b) about whom I obtained Confidential Information during the course of my employment with the Company.

ARTICLE VII
Non-Solicitation/Non-Hire Of Employees

        7.1    I agree that during the Restriction Term, regardless of the reasons for my termination, I will not directly or indirectly, alone or as a consultant, partner, officer, director, employee, joint venturer, lender or stockholder of any entity, recruit or solicit for hire or knowingly permit any company or business organization in which I am employed or which is directly or indirectly controlled by me to recruit or solicit for hire any Company employee, agent, representative or consultant, or any such person who has terminated his/her relationship with the Company within six months of my departure from the Company.

ARTICLE VIII
Company Property

        8.1    I agree that during my employment I shall not make, use or permit to be used any Company Property otherwise than for the benefit of the Company. The term "Company Property" shall include all notes, memoranda, reports, lists, records, drawings, sketches, rolodexes, specifications, software programs, software code, data, computers, cellular telephones, pagers, palm pilots and their equivalents, credit and/or calling cards, keys, access cards, documentation or other materials of any nature and in any form, whether written, printed, electronic or in digital format or otherwise, relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs, and any other Company property in my possession, custody or control. I further agree that I shall not, after the termination of my employment, use or permit others to use any such Company Property. I acknowledge and agree that all Company Property shall be and remain the sole and exclusive property of the Company. Immediately upon the termination of my employment I shall deliver all Company Property in my possession, and all copies thereof, to the Company.

ARTICLE IX
Employment At-Will

        9.1    I understand that this Agreement does not in any way alter the at-will status of my employment relationship with the Company. Accordingly, I understand that either the Company or I may terminate my employment at any time, for any or no reason, with or without prior notice.

ARTICLE X
General Provisions

        10.1    I agree that this Agreement shall be binding upon me irrespective of the duration of my employment or other association with the Company, the reasons for the cessation of my employment or other association with the Company, or the amount of my wages and/or salary.

        10.2    This Agreement sets forth the complete, sole and entire agreement between the parties with respect to the subject matter herein and supersedes any and all other agreements, negotiations, discussions, proposals, or understandings, whether oral or written, previously entered into, discussed or considered by the parties. No modification or variation to this Agreement shall be deemed valid unless in writing and signed by the Company.

        10.3    This Agreement shall be binding upon my heirs, executors, administrators and legal representatives, and shall inure to the benefit of the successors and assigns of the Company. I shall not assign this Agreement.

        10.4    I represent that my employment with the Company and my performance of all of the terms of this Agreement do not and will not breach any agreement to keep in confidence, proprietary information acquired by me in confidence or trust prior to my employment by the Company, nor will it violate any non-solicitation and/or non-competition agreements entered into prior to my employment with the Company. I have not entered into, and I shall not enter into, any agreement, either written or oral, in conflict herewith.

        10.5    I agree that any breach of this Agreement by me will cause irreparable damage to the Company and in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violations of my obligations hereunder.

        10.6    Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof. In addition, any amendment to or modification of this Agreement or any waiver of any provision hereof must be in writing and signed by the Company.

        10.7    I agree that each provision and the subparts of each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses of the Agreement. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise, so as to be unenforceable by law, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear. I hereby further agree that the language of all parts of this agreement shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either of the parties.

        10.8    The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

        10.9    I acknowledge and agree that this Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and shall in all respects be interpreted, enforced and governed under the internal and domestic laws of such state, without giving effect to the principles of conflicts of laws of such state. I further agree that any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be governed by the laws of the Commonwealth of Massachusetts and shall be commenced and maintained in any state or federal court located in such state, and I hereby submit to the jurisdiction and venue of any such court.

AGREED AND ACCEPTED:

Name: Joseph Kost
Employee: /s/ Joseph Kost Signature	Date: 6/11/01
Witness: /s/ Mordechay Herskowitz	Date: 6/11/01

APPENDIX—TITLE/PURPOSE OF DEVELOPMENTS

        The following is a complete list of all Developments and the purpose of those Developments:

                          No Developments

                  X    See Below

Developments and purpose:

        All developments made or conceived prior to my employment at the Company, as well as all developments made or conceived during my employment at the Company that are unrelated to the business of the Company, including any such developments that were made or conceived without the use of any Company premises or personal property (whether tangible or intangible) owned, leased or contracted for by the Company.

                      /s/ Joseph Kost

                      Employee Signature

                      Joseph Kost

                      Print Name

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EMPLOYMENT AGREEMENT
NON-COMPETITION, NONDISCLOSURE AND DEVELOPMENTS AGREMENT
ARTICLE IV Nondisclosure
ARTICLE V Non-Competition
ARTICLE VI Non-Solicitation Of Customers
ARTICLE VII Non-Solicitation/Non-Hire Of Employees
ARTICLE VIII Company Property
ARTICLE IX Employment At-Will
ARTICLE X General Provisions
APPENDIX—TITLE/PURPOSE OF DEVELOPMENTS